As filed with the Securities and Exchange Commission on December 21, 2007

REGISTRATION NO. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

iBASIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	04-3332534
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

20 Second Avenue Burlington, MA 01803

(Address, Including Zip Code, of Principal Executive Offices)

iBASIS, INC. 2007 STOCK PLAN

(Full Titles of the Plans)

Ofer Gneezy

President and Chief Executive Officer

iBasis, Inc.

20 Second Avenue

Burlington, MA 01803

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	63,800 shares	$6.47	$412,786	$12.67
	3,436,200 shares	$5.23	$17,971,326	$551.72
Total:	3,500,000 shares		$18,384,112	$564.39

(1)             The number of shares of common stock, par value $0.001 per share (“Common Stock”), stated above consists of the aggregate number of shares which may sold (i) upon the exercise of options which have been granted or (ii) upon the exercise of options or issuance of stock awards which may hereafter be granted under the iBasis, Inc. 2007 Stock Plan (the “2007 Stock Plan”). The maximum number of shares which may be sold upon the exercise of such options or issuance of stock awards granted under the 2007 Stock Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the 2007 Stock Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)             This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: (i) in the case of shares of Common Stock that may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options and stock awards have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices of the Common Stock on the Nasdaq Global Market as of a date (December 14, 2007) within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the 2007 Stock Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed on June 12, 2007

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the Commission on June 28, 2007

(3)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed with the Commission on August 9, 2007

(4)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed with the Commission on November 9, 2007

(5)	The Registrant’s Current Report on Form 8-K, filed with the Commission on January 18, 2007

(6)	The Registrant’s Current Report on Form 8-K, filed with the Commission on March 23, 2007

(7)	The Registrant’s Current Report on Form 8-K, filed with the Commission on March 30, 2007

(8)	The Registrant’s Current Report on Form 8-K, filed with the Commission on April 27, 2007

(9)	The Registrant’s Current Report on Form 8-K, filed with the Commission on May 17, 2007

(10)	The Registrant’s Current Report on Form 8-K, filed with the Commission on June 4, 2007

(11)	The Registrant’s Current Report on Form 8-K, filed with the Commission on August 2, 2007

(12)	The Registrant’s Current Report on Form 8-K, filed with the Commission on August 7, 2007

(13)	The Registrant’s Current Report on Form 8-K, filed with the Commission on October 3, 2007

(14)	The Registrant’s Current Report on Form 8-K, filed with the Commission on October 5, 2007

(15)	The Registrant’s Current Report on Form 8-K, filed with the Commission on October 9, 2007

(16)	The Registrant’s Current Report on Form 8-K, filed with the Commission on October 15, 2007

(17)	The Registrant’s Current Report on Form 8-K, filed with the Commission on November 2, 2007

(18)	The Registrant’s Current Report on Form 8-K, filed with the Commission on November 14, 2007

(19)	The Registrant’s Current Report on Form 8-K/A, filed with the Commission on December 17, 2007

(20)

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on August 24, 1999, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

The Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Registrant, each as amended to date, provide for advancement of expenses and indemnification of officers and directors of the Registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions to the fullest extent permissible under Delaware law.

The Registrant may maintain insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under the securities laws.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

(4.1)	First Amended and Restated Certificate of Incorporation of the Registrant, as amended June 18, 2004 and May 2, 2006.

(4.2)	Second Amended and Restated By-Laws of the Registrant (incorporated by reference from Exhibit 3.01 to the Registrant’s Current Report on Form 8-K (File No. 000-27127) filed on October 5, 2007)

(4.3)

Amendment No.1 to the Second Amended and Restated By-Laws of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-27127) filed on November 14, 2007)

(4.4)

Specimen Certificate for shares of the Registrant’s common stock (incorporated by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Amendment No. 4 to Form S-1 (File No. 333-85545) # filed on November 5, 1999).

(5)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1)	Consent of Independent Registered Public Accounting Firm Deloitte & Touche LLP.

(23.2)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.3)	Consent of Independent Registered Public Accounting Firm PricewaterhouseCoopers Accountants N.V.

(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)

(99.1)	iBasis, Inc. 2007 Stock Plan, filed on October 3, 2007 as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 000-27127), incorporated herein by reference.

Item 9. Undertakings.

(a)                                  The undersigned Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934  (and where applicable each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, iBasis, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, Commonwealth of Massachusetts, on this 21st day of December, 2007.

iBASIS, INC.

By:	/s/ Ofer Gneezy
Name: Ofer Gneezy
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints each of Ofer Gneezy, Gordon J. VanderBrug and Richard Tennant severally, acting alone and without the other, his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Ofer Gneezy	President, Chief Executive Officer and Director	December 21, 2007
Ofer Gneezy	(Principal Executive Officer)

/s/ Gordon J. VanderBrug	Executive Vice President and Director	December 21, 2007
Gordon J. VanderBrug

/s/ Richard G. Tennant	Senior Vice President of Finance and Administration and	December 21, 2007
Richard G. Tennant	Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Robert H. Brumley	Director	December 21, 2007
Robert H. Brumley

/s/ Charles N. Corfield	Director	December 21, 2007
Charles N. Corfield

/s/ W. Frank King	Director	December 21, 2007
W. Frank King

/s/ Eelco Blok	Director	December 21, 2007
Eelco Blok

/s/ Joost Farwerck	Director	December 21, 2007
Joost Farwerck

IBASIS, INC.

INDEX TO EXHIBITS FILED WITH

FORM S-8 REGISTRATION STATEMENT

Exhibit		Sequential
Number	Description	Page No.

(4.1)	First Amended and Restated Certificate of Incorporation of the Registrant, as amended June 18, 2004 and May 2, 2006.

(4.2)	Second Amended and Restated By-Laws of the Registrant (incorporated by reference from Exhibit 3.01 to the Registrant’s Current Report on Form 8-K (File No. 000-27127) filed on October 5, 2007)

(4.3)

Amendment No.1 to the Second Amended and Restated By-Laws of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-27127) filed on November 14, 2007)

(4.4)

Specimen Certificate for shares of the Registrant’s common stock (incorporated by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Amendment No. 4 to Form S-1 (File No. 333-85545) # filed on November 5, 1999).

(5)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1)	Consent of Independent Registered Public Accounting Firm Deloitte & Touche LLP.

(23.2)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.3)	Consent of Independent Registered Public Accounting Firm PricewaterhouseCoopers Accountants N.V.

(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)

(99.1)	iBasis, Inc. 2007 Stock Plan, filed on October 3, 2007 as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 000-27127), incorporated herein by reference.